SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment)

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Great-West Funds, Inc.

(Name of Registrant As Specified In Its Charter)

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GREAT-WEST FUNDS, INC.

Great-West Multi-Manager Large Cap Growth Fund

Executive Offices:	8515 East Orchard Road Greenwood Village, Colorado 80111

Mailing Address:	8515 East Orchard Road Greenwood Village, Colorado 80111

INFORMATION STATEMENT

On September 1, 2013, Pioneer Investment Management, Inc. (“Pioneer”) and J.P. Morgan Investment Management Inc. (“JPMorgan”) (each, a “Sub-Adviser,” and collectively, the “Sub-Advisers”), replaced Janus Capital Management LLC (“Janus”) as the Sub-Advisers to the Great-West Multi-Manager Large Cap Growth Fund, formerly known as the Great-West Janus Large Cap Growth Fund (the “Fund”). At a meeting held on June 6, 2013, the Board of Directors of Great-West Funds, Inc. (“Great-West Funds”), including a majority of the independent directors, considered and approved Pioneer and JPMorgan as successors to Janus as Sub-Advisers and voted to change the name of the Fund to its present name.

Pioneer is a Delaware corporation and a registered investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). The Sub-Advisory Agreement among Pioneer, Great-West Funds and Great-West Capital Management, LLC (“GWCM”) became effective September 1, 2013 (the “Pioneer Sub-Advisory Agreement”). JPMorgan is a Delaware corporation and a registered investment adviser under the Advisers Act. The Sub-Advisory Agreement among JPMorgan, Great-West Funds and GWCM became effective September 1, 2013 (the “JPMorgan Sub-Advisory Agreement”). The Pioneer Sub-Advisory Agreement and the JPMorgan Sub-Advisory Agreement are the same in all substantive respects to the Sub-Advisory Agreement with Janus (the “Previous Sub-Advisory Agreement”), dated May 1, 2003, as amended, with the exception of the effective date, termination date, indemnification provisions and sub-advisory fees. In addition, the Pioneer Sub-Advisory Agreement and the JPMorgan Sub-Advisory Agreement contemplate a multi-manager approach to the sub-advisory services to be provided to the Fund. Under this multi-manager approach, each Sub-Adviser is responsible for the day-to-day management of a portion of the assets of the Fund (the “Fund Account”), and for making decisions to buy, sell or hold any particular security with respect to the Fund Account.

GWCM, a Colorado limited liability company located at 8515 East Orchard Road, Greenwood Village, Colorado 80111, is the investment adviser to Great-West Funds and the Fund. GWCM is a wholly owned subsidiary of Great-West Life & Annuity Insurance Company (“GWL&A”), which is a wholly owned subsidiary of GWL&A Financial, Inc., a Delaware holding company. GWL&A Financial, Inc. is an indirectly owned subsidiary of Great-West Lifeco Inc., a Canadian holding company. Great-West Lifeco Inc. is a subsidiary of Power Financial Corporation, a Canadian holding company with substantial interests in the financial services industry. Power Financial Corporation is a subsidiary of Power Corporation of Canada, a Canadian holding and management company. Through a group of private holding companies, The Desmarais Family Residuary Trust, which was created on October 8, 2013 under the Last Will and Testament of Paul G. Desmarais, has voting control of Power Corporation of Canada.

GWCM provides investment advisory services to Great-West Funds pursuant to an Investment Advisory Agreement (the “GWCM Advisory Agreement”), which became effective on December 5, 1997 as amended and restated effective April 30, 2012 and as further amended and restated effective September 1, 2013. The GWCM Advisory Agreement provides that, subject to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules and regulations thereunder, GWCM at its expense may select and contract with sub-advisers to manage investments of one or more of the series of Great-West Funds. GWCM selected Pioneer and JPMorgan to manage the investments of the Fund and such selection was approved by the Board of Directors of Great-West Funds at the June 6, 2013 meeting.

The death of The Honourable Paul G. Desmarais on October 8, 2013 resulted in a change in the ultimate control of Power Corporation of Canada, the ultimate parent company of GWCM. The voting securities of Power Corporation of Canada held directly or indirectly by Mr. Desmarais were transferred to The Desmarais Family Residuary Trust, which was created on October 8, 2013 under the Last Will and Testament of Mr. Desmarais (the “Trust”). As a result, the Trust has voting control of Power Corporation of Canada.

The transfer of voting control over Power Corporation of Canada resulted in a change of control of GWCM and, therefore, constituted an “assignment” of the GWCM Advisory Agreement, the Pioneer Sub-Advisory Agreement and the JPMorgan Sub-Advisory Agreement. An investment advisory or sub-advisory agreement automatically terminates upon its “assignment” under the 1940 Act.

In order to avoid disruption of the investment management program of the Fund, the Board of Directors of Great-West Funds approved an interim investment advisory agreement with GWCM (the “GWCM Interim Advisory Agreement”) an interim sub-advisory agreements with Pioneer (the “Pioneer Interim Advisory Agreement”) and an interim sub-advisory agreement with JPMorgan (the “JPMorgan Interim Sub-Advisory Agreement”) in accordance with Rule 15a-4 under the 1940 Act. The Pioneer Interim Sub-Advisory Agreement and the JPMorgan Interim Sub-Advisory Agreement are collectively referred to as the “Interim Sub-Advisory Agreements”. For the Fund, the same portfolio management team will continue to manage the Fund’s portfolio and the management fees, investment objectives, principal investment strategies and investment policies of the Fund will remain the same.

The GWCM Interim Advisory Agreement became effective on October 8, 2013 and will remain in effect for 150 days or until shareholders of series of Great-West Funds approve a new investment advisory agreement with GWCM. The Interim Sub-Advisory Agreements became effective on October 8, 2013 and will remain in effect for 150 days or until the Board of Directors of Great-West Funds approve new sub-advisory agreements.

Great-West Funds operates under a manager-of-managers structure under an order issued by the Securities and Exchange Commission (“SEC”). The current order permits GWCM to hire sub-advisers or amend sub-advisory agreements without shareholder approval. The Board of Directors of Great-West Funds must approve such sub-advisory agreements, and Great-West Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser. This Information Statement is being provided to shareholders to fulfill such information requirement and is being mailed on or about November 25, 2013.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN

THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

Background. Prior to the appointment of Pioneer and JPMorgan as the Sub-Advisers for the Fund, Janus served as Sub-Adviser for the Fund pursuant to the Previous Sub-Advisory Agreement. The Previous Sub-Advisory Agreement was last renewed by the Board of Directors of Great-West Funds (the “Board”) as of May 1, 2013. It was terminated effective August 31, 2013. The Previous Sub-Advisory Agreement provided that Janus, as the Sub-Adviser for the Fund, in return for its fee, would manage the investment and reinvestment of the Fund subject to the control and supervision of the Board and in accordance with the investment objective and policies of the Fund set forth in Great-West Funds’ registration statement and any other policies established by the Board or GWCM. In this regard, it was the responsibility of Janus to make investment decisions and to place purchase and sale orders for investment securities for the Fund. The Previous Sub-Advisory Agreement stated that Janus would provide at its expense all necessary investment, management and administrative facilities needed to carry out its duties.

The change of Sub-Advisers was due to investment performance of the Fund. In making the change, GWCM reviewed current performance of the Fund and considered various criteria in connection with the change of Sub-Advisers including: (1) the nature, extent and quality of services; (2) investment performance; (3) profitability and other benefits to Pioneer and JPMorgan; (4) economies of scale; and (5) other factors such as each of Pioneer’s and JPMorgan’s compliance manual, code of ethics, proxy voting policies, Form ADV and the investment team’s biographies. Upon completion of the review process, GWCM recommended to the Board approval of Pioneer and JPMorgan as the new Sub-Advisers of the Fund.

The Board then undertook to review the recommendation of GWCM.

Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by the Sub-Advisers. Among other things, the Board considered each of the Sub-Adviser’s personnel, experience, resources and performance track record, its ability to provide or obtain such services as may be necessary in managing, acquiring and disposing of investments on behalf of the Fund, and its ability to provide research and obtain and evaluate the economic, statistical and financial data relevant to the investment policies of the Fund. The Board also reviewed the qualifications and background of each portfolio management team who would be responsible for day-to-day management of the Fund. In addition, the Board considered each Sub-Adviser’s reputation for management of its investment strategies, its overall financial condition, technical resources, operational capabilities, and compliance policies and procedures, as well as the Sub-Adviser’s practices regarding the selection and compensation of brokers and dealers for the execution of portfolio transactions and the procedures it uses for obtaining best execution of portfolio transactions. The Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Fund by the Sub-Advisers.

Investment Performance. The Board reviewed information regarding the investment performance of each Sub-Adviser for managing accounts similar to the Fund for the one-, three-, five- and ten-year periods ended March 31, 2013, as applicable, relative to the performance of the Fund, the Fund’s benchmark index, the Fund’s peer group average and another Great-West Funds’ large cap growth fund. The information showed that Pioneer’s accounts similar to the Fund outperformed the Fund, the Fund’s benchmark index, the Fund’s peer group average and the other Great-West Funds’ large cap growth fund for the one-, three- and five-year periods and that JP Morgan’s accounts similar to the Fund outperformed the Fund, the Fund’s benchmark index, the Fund’s peer group average and the other Great-West Funds’ large cap growth fund for the three- and five-year periods. As a result, the Board concluded that it was satisfied with the investment performance of each Sub-Adviser.

Costs and Profitability. The Board considered that GWCM, not the Fund, pays the sub-advisory fees to the Sub-Advisers and that the rates payable by GWCM to the Sub-Advisers were generally the result of arms-length negotiations given that the Sub-Advisers are not affiliates of GWCM.

The Board also considered the overall financial soundness of each Sub-Adviser based on a review of the Sub-Adviser’s financial statements. Based on the information provided, the Board concluded that the sub-advisory fees were reasonable in relation to the nature, extent and quality of the services to be provided.

Economies of Scale. The Board considered the extent to which economies of scale may be realized as the Fund grows and whether the fee levels reflect these economies of scale for the benefit of investors. In evaluating economies of scale, the Board considered, among other things, the level of sub-advisory fees payable by GWCM, comparative fee information, and the current level of Fund assets. Based on the information provided, the Board concluded that the sub-advisory fee schedules reflect an appropriate recognition of economies of scale.

Other Factors. The Board considered ancillary benefits to be derived by the Sub-Advisers from their relationships with the Fund as part of the total mix of information evaluated by the Board. The Board noted that the Sub-Advisers may receive ancillary benefits from soft-dollar arrangements by which brokers provide research to the Sub-Advisers in return for allocating the Fund’s brokerage to such brokers. The Board concluded that the Fund’s sub-advisory fees were reasonable, taking into account any ancillary benefits to be derived by the Sub-Advisers.

Fund Name Change. In connection with the Sub-Adviser change, the name of the Fund also was changed. The Great-West Janus Large Cap Growth Fund name was changed to the Great-West Multi-Manager Large Cap Growth Fund.

INFORMATION ABOUT PIONEER

Pioneer, registered as an investment adviser under the Advisers Act, is a Delaware corporation with its principal business address at 60 State Street, Boston, MA 02109. Pioneer is an indirect, wholly owned subsidiary of UniCredit S.p.a, one of the largest banking groups in Italy. Pioneer is part of the global asset management group providing investment management and financial services to mutual funds, institutional and other clients. As of June 30, 2013, assets under management were approximately $215 billion worldwide, including over $62 billion in assets under management by Pioneer (and its U.S. affiliates). The firm’s U.S. mutual fund investment history includes creating in 1928 one of the first mutual funds.

Except as otherwise specified herein, all information about Pioneer in this Information Statement has been provided by Pioneer.

Directors and Principal Executive Officers of Pioneer

The tables below list the individuals who serve as directors and principal executive officers of Pioneer and their principal occupations. The address for all Pioneer personnel is 60 State Street, Boston, MA 02109.

Board of Directors

John Cogan	Chairman & Director
Sandro Pierri	Chief Executive Officer, Pioneer Global Asset Management, S.p.A
Daniel Kingsbury	Chief Executive Officer, Pioneer Investment Management, USA, Inc.
Giordano Lombardo	Deputy CEO & Group CIO, Pioneer Global Asset Management, S.p.A
Marco Pirondini	Head of Equities, U.S.
Mark Goodwin	Chief Operating Officer, U.S.
Kenneth Taubes	Chief Investment Officer, U.S.
Joseph Kringdon	Head of U.S. Retail Distribution

Principal Officers

John Cogan	Chairman & Director
Daniel Kingsbury	Chief Executive Officer, Pioneer Investment Management, USA, Inc.
Mark Goodwin	Chief Operating Officer
Terrence Cullen	Chief Legal Officer
Greg Dooling	Chief Financial Officer
Jean Bradley	Chief Compliance Officer

There are no arrangements or understandings made in connection with the Pioneer Interim Sub-Advisory Agreement among Great-West Funds, GWCM and Pioneer with respect to the composition of the Managers of GWCM or the Board or with respect to the selection or appointment of any person to any office with any of them.

Other Funds Managed by Pioneer

Pioneer serves as investment adviser to other investment company funds similar to the Fund. Pioneer has not waived, reduced or otherwise agreed to reduce its compensation under any applicable contract for these funds, except as otherwise specified below. Information about these funds appears in the following table:

Fund	Net Assets as of 6/30/2013	Annual Advisory Fee Rate (as a % of average daily net assets)
Pioneer Classic Balanced Fund	$308.09 million	0.65%
Pioneer Core Equity Fund	$1.47 billion	0.50%
Pioneer Discipline Growth Fund	$873.87 million	0.65%
Pioneer Discipline Value Fund	$1.42 billion	0.62%
Pioneer Emerging Markets Fund	$240.84 million	1.15%
Pioneer Equity Income Fund	$1.35 billion	0.60%
Pioneer Equity Income VCT Portfolio	$199.32 million	0.65%
Pioneer Fund	$4.93 billion	0.50%
Pioneer Fundamental Growth Fund	$1.25 billion	0.65%
Pioneer Global Equity Fund	$140.71 million	0.75%
Pioneer International Value Fund	$314.67 million	0.85%
Pioneer Real Estate Shares	$145.81 million	0.80%
Pioneer Select Mid Cap Growth Fund	$1.03 billion	0.61%

For its services provided under the Previous Sub-Advisory Agreement, GWCM paid Janus a fee computed daily and paid monthly as a percentage of the average daily net asset value of the Fund as set forth below:

Annual Fee	Assets
0.50%	First $250 million
0.45%	Next $500 million
0.40%	Next $750 million
0.35%	All amounts over $1.5 billion

For its services provided under the Pioneer Interim Sub-Advisory Agreement, GWCM pays Pioneer a fee computed daily and paid monthly as a percentage of the average daily market value of the Fund Account as set forth below:

Annual Fee	Assets
0.30%	First $500 million in Fund Account
0.24%	Next $500 million in Fund Account
0.225%	All amounts over $1 billion in Fund Account

During the fiscal year ended December 31, 2012, GWCM paid Janus $1,351,607 for its sub-advisory services for the Fund pursuant to the Previous Sub-Advisory Agreement. The compensation would have been lower had the Interim Sub-Advisory Agreements been in effect. Had the Interim Sub-Advisory Agreements been in effect, and assuming the fees paid to Pioneer were paid as a percentage of the average daily net asset value of the Fund, rather than as a percentage of the average daily market value of the Fund, GWCM would have paid $408,818 to Pioneer. This amount combined with the $476,954 that would have been paid to JPMorgan represents a -34% change. However, the actual fees payable to Pioneer under the Pioneer Interim Sub-Advisory Agreement are paid as a percentage of the average daily market value of the Fund. As a result, the comparison of the fees paid to Janus during the fiscal year ended December 31, 2012, and the fees that would have been paid had the Interim Sub-Advisory Agreements been in effect, is not a direct comparison.

INFORMATION ABOUT JPMORGAN

JPMorgan is an indirect wholly-owned subsidiary of JPMorgan Chase & Co., a bank holding company. JPMorgan also provides discretionary investment services to institutional clients. The principal address of JPMorgan is 270 Park Avenue, New York, New York 10017. As of June 30, 2013, JPMorgan and its affiliates had approximately $1.48 trillion in assets under management.

Except as otherwise specified herein, all information about JPMorgan in this Information Statement has been provided by JPMorgan.

Directors and Principal Executive Officers of JPMorgan

The tables below list the individuals who serve as directors and principal executive officers of JPMorgan and their principal occupations. The address for all JPMorgan personnel is 270 Park Avenue, New York, New York 10017.

Board of Directors and Principal Officers

George Crosby White Gatch	Director and Chairman
Lawrence Mark Unrein	Director and Chief Investment Officer – Global Head of Private Equity
Martin Roy Porter	Director and Chief Investment Officer – Global Head of Equities and Balanced Group
Scott Edward Richter	Director and Secretary, Chief Legal Officer
Joseph Kenneth Azelby	Director and Chief Investment Officer – Global Head of Real Estate
Joseph John Bertini	Director and Chief Compliance Officer
Robert Lynn Young	Director and Chief Operating Officer
Craig Michael Sullivan	Director and Chief Financial Officer
Catherine Ann Keating	Director and Chief Executive Officer
Peter Schwicht	Director
Christopher Paul Willcox	Director, Global Head of Fixed Income
Paul A. Quinsee	Director

There are no arrangements or understandings made in connection with the JPMorgan Interim Sub-Advisory Agreement among Great-West Funds, GWCM and JPMorgan with respect to the composition of the Managers of GWCM or the Board or with respect to the selection or appointment of any person to any office with any of them.

Other Funds Managed by JPMorgan

JPMorgan serves as investment adviser to other investment company funds similar to the Fund. JPMorgan has not waived, reduced or otherwise agreed to reduce its compensation under any applicable contract for these funds, except as otherwise specified below. Information about these funds appears in the following table:

Fund	Net Assets as of 6/30/2013	Annual Advisory Fee Rate (as a % of average daily net assets)
JPMorgan Large Cap Growth Fund	$11.56 billion	0.50%*

*  The Fund’s adviser, administrator and distributor (the Service Providers) have contractually agreed to waive fees and/or reimburse expenses to the extent Total Annual Fund Operating Expenses of Class A, Class B, Class C and Select Class Shares (excluding Acquired Fund Fees and Expenses, dividend expenses relating to short sales, interest, taxes, expenses related to litigation and potential litigation, extraordinary expenses and expenses related to the Board of Trustees’ deferred compensation plan) exceed 1.10%, 1.60%, 1.60% and 0.95%, respectively, of their average daily net assets. This contract cannot be terminated prior to 11/1/14 at which time the Service Providers will determine whether or not to renew or revise it.

For its services provided under the Previous Sub-Advisory Agreement, GWCM paid Janus a fee computed daily and paid monthly as a percentage of the average daily net asset value of the Fund as set forth below:

Annual Fee	Assets
0.50%	First $250 million
0.45%	Next $500 million
0.40%	Next $750 million
0.35%	All amounts over $1.5 billion

For its services provided under the JPMorgan Interim Sub-Advisory Agreement, GWCM pays JPMorgan a fee computed daily and paid monthly as a percentage of the average daily market value of the Fund as set forth below:

Annual Fee	Assets
0.35%	First $500 million in Fund Account
0.30%	All amounts over $500 million in Fund Account

During the fiscal year ended December 31, 2012, GWCM paid Janus $1,351,607 for its sub-advisory services for the Fund pursuant to the Previous Sub-Advisory Agreement. The compensation would have been lower had the Interim Sub-Advisory Agreements been in effect. Had the Interim Sub-Advisory Agreements been in effect, and assuming the fees paid to JPMorgan were paid as a percentage of the average daily net asset value of the Fund, rather than as a percentage of the average daily market value of the Fund, GWCM would have paid $476,954 to JPMorgan. This amount combined with the $408,818 that would have been paid to Pioneer represents a -34% change. However, the actual fees payable to JPMorgan under the JPMorgan Interim Sub-Advisory Agreement are paid as a percentage of the average daily market value of the Fund. As a result, the comparison of the fees paid to Janus during the fiscal year ended December 31, 2012, and the fees that would have been paid had the Interim Sub-Advisory Agreements been in effect, is not a direct comparison.

DESCRIPTION OF THE INTERIM SUB-ADVISORY AGREEMENTS

The Interim Sub-Advisory Agreements provide that Pioneer and JPMorgan, as the Sub-Advisers for the Fund, in return for their fee, will manage the investment and reinvestment of the Fund subject to the control and supervision of the Board and in accordance with the investment objectives and policies of the Fund set forth in

Great-West Funds’ current registration statement and any other policies established by the Board or GWCM. In this regard, it is the responsibility of Pioneer and JPMorgan to make investment decisions and to place purchase and sale orders for investment securities for the Fund. The Interim Sub-Advisory Agreements state that Pioneer and JPMorgan will provide, at their expense, all necessary investment, management and administrative facilities needed to carry out their duties under the Interim Sub-Advisory Agreements. GWCM pays Pioneer and JPMorgan a fee computed and paid monthly as a percentage of average daily market value of their respective Fund Accounts, as described above.

The Interim Sub-Advisory Agreements became effective on October 8, 2013 and will remain in effect for 150 days or until the Board of Directors of Great-West Funds approve new sub-advisory agreements. The Interim Sub-Advisory Agreements may be terminated at any time, without payment of any penalty, by GWCM, subject to the approval of the Board, by vote of the Board, by vote of a majority of the outstanding voting securities of the Fund, or by Pioneer or JPMorgan, in each case on 60 days’ written notice. As required by the 1940 Act, the Interim Sub-Advisory Agreements will automatically terminate, without payment of penalty, in the event of their assignment, as defined in the 1940 Act. They also will terminate in the event that the investment advisory agreement between GWCM and Great-West Funds shall have terminated for any reason.

The Pioneer Interim Sub-Advisory Agreement provides that Pioneer will hold harmless, indemnify and protect Great-West Funds and GWCM and their directors, officers, employees, agents, subsidiaries and affiliates from and against any and all damage, loss, liability and expense (including without limitation reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) incurred or suffered by Great-West Funds or GWCM as a result of (1) any breach of any representation or warranty, covenant or agreement made by Pioneer in the Pioneer Sub-Advisory Agreement, or (2) the activities (or omissions by Pioneer to carry out its obligations) of Pioneer under the Pioneer Interim Sub-Advisory Agreement, including the activities (or such omissions) of Pioneer’s directors, officers, employees, agents, subsidiaries, affiliates or any person or entity retained by Pioneer to perform or assist in the performance of its obligations under the Pioneer Interim Sub-Advisory Agreement.

The JPMorgan Interim Sub-Advisory Agreement provides that JPMorgan will hold harmless, indemnify and protect the Fund and GWCM and their directors, officers, and employees from and against any and all damage, loss, liability and expense (including without limitation reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) incurred or suffered by the Fund or GWCM as a result of JPMorgan’s (1) willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under the JPMorgan Interim Sub-Advisory Agreement, or (2) material breach of any representation or warranty made under the JPMorgan Interim Sub-Advisory Agreement.

A copy of the Interim Sub-Advisory Agreements will be furnished, without charge, upon request to (866) 831-7129, or upon written request to: Secretary, Great-West Funds, Inc., 8525 East Orchard Road, 2T3, Greenwood Village, Colorado 80111.

OTHER INFORMATION

Great-West Funds sells Fund shares to insurance company separate accounts for certain variable annuity contracts and variable life insurance policies, to individual retirement account custodians or trustees, to plan sponsors of qualified retirement plans, to college savings programs, and to asset allocation funds that are series of Great-West Funds.

The separate accounts of GWL&A and Great-West Life & Annuity Insurance Company of New York (“GWL&ANY”) are referred to as the “Series Accounts.” Shares of the Fund may be sold to various Series Accounts of GWL&A and GWL&ANY, which are registered with the SEC as a unit investment trust under the 1940 Act. In addition, shares of the Fund may be sold to various Series Accounts of GWL&A and GWL&ANY that are not registered with the SEC. Shares of the Fund are sold to the registered and unregistered Series Accounts to fund certain variable annuity contracts and variable life insurance policies. On October 31, 2013, the directors and officers of Great-West Funds, as a group, beneficially owned less than 1% of the outstanding shares of Great-West Funds.

GWCM Advisory Agreement

Under the terms of the GWCM Interim Advisory Agreement, GWCM acts as investment adviser and, subject to the supervision of the Board, directs the investments of each series of Great-West Funds in accordance with its investment objectives, policies and limitations. GWCM also provides Great-West Funds with all necessary office facilities and personnel for servicing Great-West Funds’ investments.

In addition, GWCM, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of Great-West Funds. These services include providing facilities for maintaining Great-West Funds’ organization; supervising relations with custodians, transfer and pricing agents, accountants, underwriters and other persons dealing with Great-West Funds; preparing all general shareholder communications and conducting shareholder relations; maintaining Great-West Funds’ records and the registration of Fund shares under federal securities laws and making necessary filings under state securities laws; developing management and shareholder services for Great-West Funds; and furnishing reports, evaluations and analyses on a variety of subjects to the directors.

The GWCM Interim Advisory Agreement became effective on October 8, 2013 and will remain in effect for 150 days or until shareholders of series of Great-West Funds approve a new investment advisory agreement with GWCM.

GWCM also provides investment advisory services to various unregistered separate accounts of GWL&A. The principal occupation of the managers of GWCM is as follows:

Name	Principal Occupation
S. Mark Corbett	Executive Vice President and Global Chief Investment Officer, GWL&A

Charles P. Nelson	President, Retirement Services, GWL&A

Robert .K. Shaw	Executive Vice President, Individual Markets, GWL&A

Catherine S. Tocher	Senior Vice President, Chief Investment Officer, Segregated Funds and Global Head of Portfolio Management, GWL&A

James H. Van Harmelen	Senior Vice President and Chief Financial Officer, GWL&A

Shareholders with an ownership interest of 5% or greater in the Fund as of October 31, 2013 were:

Record Owner	Percentage
Great-West Aggressive Profile II Fund – Initial Class	14.45%
Great-West Moderate Profile II Fund – Initial Class	14.03%
Great-West Lifetime 2035 Fund II – Class T1	9.15%
Great-West Lifetime 2025 Fund II – Class T1	9.15%

Broker Commissions

During the fiscal year ended December 31, 2012, no commissions were paid to brokers affiliated with Pioneer; commissions in the amount of $143,216 were paid to brokers affiliated with JPMorgan.

Principal Underwriter, Administrator, Custodian

GWFS Equities, Inc. (“GWFS”), a wholly owned subsidiary of GWL&A, is the principal underwriter for Great-West Funds. GWCM has contracted with GWL&A to provide recordkeeping and administrative services for Great-West Funds. GWFS and GWL&A are located at 8515 E. Orchard Road, Greenwood Village, Colorado 80111. The Bank of New York Mellon serves as the Fund’s custodian.

Annual Report

Great-West Funds will furnish, without charge, a copy of the most recent Annual Report and the most recent Semi-Annual Report to the shareholders of the Fund. Requests should be directed to: Secretary, 8525 East Orchard Road, 2T3, Greenwood Village, Colorado 80111. The Annual and Semi-Annual Reports of the Fund may also be requested by calling (866) 831-7129 and may be found on Great-West Funds’ web site at www.greatwestfunds.com.